EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Post-Effective Amendment No. 109 to the Registration Statement No. 33-572 of our report dated November 17, 2006, (January 24, 2007, as to the statement of cash flows, Note 1B, and to the effects of the restatement discussed in Note 13), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 13), relating to the financial statements and financial highlights of Eaton Vance Municipals Trust (the "Trust"), including Eaton Vance National Municipals Fund appearing in the Annual Report on Form N-CSR/A of the Trust for the year ended September 30, 2006, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Other Service Providers-Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP DELOITTE & TOUCHE LLP

January 26, 2007 Boston, Massachusetts